                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the registrant  /X/

Filed by a party other than the registrant  / /

Check the appropriate box:
/ /  Preliminary proxy statement
/X/  Definitive proxy statement
/ /  Definitive additional materials
/ /  Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                                 SUDBURY, INC.
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                 SUDBURY, INC.
                   (NAME OF PERSON(S) FILING PROXY STATEMENT)

Payment of filing fee (Check the appropriate box):
/X/  $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).
/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1) Title of each class of securities to which transaction applies:
       Not Applicable

(2) Aggregate number of securities to which transaction applies:
       Not Applicable

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
       Not Applicable

(4) Proposed maximum aggregate value of transaction:
       Not Applicable

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1) Amount previously paid:
       Not Applicable

(2) Form, schedule or registration statement no.:
       Not Applicable

(3) Filing party:
       Not Applicable

(4) Date filed:
       Not Applicable

                                 SUDBURY, INC.
                            30100 Chagrin Boulevard
                                   Suite 203
                             Cleveland, Ohio 44124

                             ---------------------

                 NOTICE OF 1995 ANNUAL MEETING OF STOCKHOLDERS

                             ---------------------

To our Stockholders:

     You are cordially invited to attend the 1995 Annual Meeting of Stockholders of Sudbury, Inc. to be held at The Forum Conference and Education Center, One Cleveland Center, 1375 East Ninth Street, Cleveland, Ohio, on Thursday, September 28, 1995 at 9:00 a.m., local time. For your convenience, directions to the meeting site are shown on the bottom half of your voting card.

     Stockholders will vote upon the following matters either by proxy or in person:

     1. Election of a board of seven directors to hold office until the next annual meeting of stockholders and until their respective successors have been elected or appointed;

     2. Approval of the Sudbury, Inc. 1995 Stock Option Plan;

     3. Ratification of the appointment of Ernst & Young LLP as independent auditors for Sudbury, Inc. for fiscal year ending May 31, 1996; and

     4. Transaction of any other business as may properly come before the meeting or any adjournment thereof.

     Stockholders of record at the close of business on August 4, 1995 are entitled to notice of, and to vote at, the meeting or any adjournment thereof. If you attend the meeting, you may vote in person if you wish, even though you have previously returned your proxy.

                                                By Order of the Board of
                                                Directors

                                                Mary C. Farrar
                                                Secretary

Cleveland, Ohio
August 22, 1995

WHETHER OR NOT YOU INTEND TO BE PRESENT AT THE MEETING, PLEASE COMPLETE, SIGN AND DATE THE ACCOMPANYING PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE.

                                 SUDBURY, INC.
                            30100 Chagrin Boulevard
                                   Suite 203
                             Cleveland, Ohio 44124

                             ---------------------

                                PROXY STATEMENT

                       FOR ANNUAL MEETING OF STOCKHOLDERS

                               SEPTEMBER 28, 1995

     This Proxy Statement is furnished to stockholders in connection with the 1995 Annual Meeting of Stockholders of Sudbury, Inc. (the "Company") to be held on September 28, 1995 or any adjournment thereof. The accompanying proxy is solicited on behalf of the Board of Directors of the Company and will be voted in accordance with your instructions if it is returned properly executed. Unless contrary instructions are indicated on the proxy form, your shares will be voted as recommended by the Board of Directors. The Board of Directors does not anticipate that any matters, other than those set forth herein, will be brought before the Annual Meeting. If, however, other matters are properly presented, the persons named on the proxy will have discretion to vote on such matters.

     A stockholder giving a proxy may revoke it at any time before it is exercised by filing a revocation with the Secretary of the Company, by duly executing a proxy bearing a later date, or by notifying the Company in open meeting. Attendance at the Annual Meeting will not in itself revoke a proxy.

     This Proxy Statement and the accompanying proxy form are scheduled to be mailed to stockholders of the Company beginning on August 22, 1995, the date of this Proxy Statement. The mailing address of the principal executive offices of the Company is 30100 Chagrin Boulevard, Suite 203, Cleveland, Ohio 44124.

                      INFORMATION AS TO VOTING SECURITIES

VOTING RIGHTS

     Stockholders of record at the close of business on August 4, 1995 are entitled to vote in person or by proxy at the Annual Meeting or at any adjournment thereof. On that date, there were 10,238,551 shares of the Company's common stock, par value $.01 per share ("Common Stock") outstanding, which are the only voting securities of the Company. Each share of Common Stock outstanding on the record date is entitled to one vote per share on each matter to be acted upon at the meeting.

QUORUM AND TABULATION OF VOTES

     The presence, in person or by proxy, of the holders of record of a majority of the Company's issued and outstanding stock is necessary to constitute a quorum at this meeting. An automated system assists the Company's transfer agent in the tabulation of votes cast.

     The By-Laws of the Company provide that directors shall be elected by a plurality vote. All other matters shall be determined by a majority of the votes cast, except as otherwise provided by statute, the Company's Certificate of Incorporation or its By-Laws.

     If a share is represented for any purpose at the meeting, it is deemed to be present for all other matters. Abstentions and shares held of record by a broker or its nominee ("Broker Shares") that are voted on any matter are included for purposes of determining whether a quorum is present. Votes "withheld" from, or Broker Shares not voted for, director-nominee(s) will not count against the election of such nominee(s). In all other matters, abstentions will have the same effect as a vote against the proposal to which the abstention applies, and Broker Shares which are not voted will not be treated as either a vote for or a vote against any of the proposals to which such broker non-votes apply.

                       BENEFICIAL OWNERSHIP OF SECURITIES

     The following table sets forth information regarding the ownership of the Company's Common Stock on August 4, 1995 of (i) beneficial owners known to the Company of more than five percent of the outstanding shares of Common Stock;
(ii) each director and executive officer; and (iii) all directors and executive officers as a group. Except as otherwise indicated, each owner has sole voting and sole investment powers with respect to the stock listed.

                NAME AND ADDRESS OF               AMOUNT AND NATURE OF
                 BENEFICIAL OWNER                 BENEFICIAL OWNERSHIP        PERCENT OF CLASS
     -----------------------------------------   -----------------------      ----------------
     Pioneering Management Corporation
       60 State Street
       Boston, MA 02109                                 1,000,000(a)                  8.2%
     T. Rowe Price Associates, Inc.
       100 E. Pratt Street
       Baltimore, MD 21202                                617,000(b)                  5.0%
     Prudential Corporation plc
       142 Holborn Bars
       London, England ECIN 2NH                           625,474(c)                  5.1%
     Cloyd J. Abruzzo, Director                            15,000(d)                    *
     Mark E. Brody, Vice President & Chief
       Financial Officer                                   30,929(d)(e)                 *
     Jerry A. Cooper, Director                             15,000(d)                    *
     Preston Heller, Jr., Director                          5,000(d)(f)                 *
     James A. Karman, Director                              5,000(d)                    *
     David A. Preiser, Director                               -0-(d)                  -0-

                NAME AND ADDRESS OF               AMOUNT AND NATURE OF
                 BENEFICIAL OWNER                 BENEFICIAL OWNERSHIP        PERCENT OF CLASS
     -----------------------------------------   -----------------------      ----------------
     Jacques R. Sardas, Chairman,
       Chief Executive Officer, Director
       Sudbury, Inc.
       30100 Chagrin Blvd., Suite 203
       Cleveland, OH 44124                              1,989,343(d)(g)              16.2%
     Thomas F. Slater, Director                            40,000(d)                    *
     All executive officers and directors
       as a group (8 persons)                           2,100,272(d)                 17.1%
     * Less than 1%

---------------

(a) Based on information contained in a report on Schedule 13G dated January 17, 1995 and filed with the Securities and Exchange Commission, ("SEC") by Pioneering Management Corporation, a registered investment advisor.
(b) In a report on Schedule 13G dated February 14, 1995 and filed with the SEC,
    T. Rowe Price Associates, Inc., a registered investment advisor, reported sole power to dispose of 617,000 shares and sole voting power over 37,000 shares.
(c) Based on information contained in a report on Schedule 13G, dated March 7, 1995 and filed with the SEC by Prudential Corporation plc on behalf of its subsidiary, Prudential Portfolio Managers Ltd., a registered investment advisor.
(d) Information concerning beneficial ownership of shares is based in part on information provided by each executive officer and director.
(e) Includes 929 shares held by the Sudbury Savings and Profit Sharing Plan as of May 31, 1995 for the account of Mr. Brody and shares Mr. Brody is deemed to own by virtue of currently exercisable options to purchase 30,000 shares.
(f) Held in the estate of Carolyn Heller, of which Mr. Heller is Executor. Mr. Heller disclaims beneficial ownership of these shares.
(g) Includes 346 shares held by the Sudbury Savings and Profit Sharing Plan as of May 31, 1995 for the account of Mr. Sardas and shares Mr. Sardas is deemed to own by virtue of currently exercisable options to purchase 1,988,997 shares. See also --"CEO Employment Arrangements".

                             ELECTION OF DIRECTORS
                                (PROPOSAL NO. 1)

     The Company's By-laws, as amended, provide that the number of directors of the Company shall number up to seven persons. The Board of Directors has set the number of directors at seven and has nominated the following seven candidates to serve as directors of the Company until the 1996 Annual Meeting of Stockholders and until their successors are elected and qualified: Cloyd J. Abruzzo, Jerry A. Cooper, Preston Heller, Jr., James A. Karman, David A. Preiser, Jacques R. Sardas and Thomas F. Slater. All of the nominees are presently directors of the Company. The Company expects that each of the nominees will be available for election. In the event that any of the nominees becomes unavailable for election, the proxies will be voted for the election of such person, if any, as shall be recommended by the Board of Directors.

         THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS
        VOTE "FOR" EACH OF THE PROPOSED NOMINEES.

NAME AND PRINCIPAL OCCUPATION AT PRESENT AND FOR THE PAST FIVE YEARS; DIRECTORSHIPS
                Cloyd J. Abruzzo, Age 45

                Mr. Abruzzo became a Director of the Company in September, 1992. Since July, 1993, Mr. Abruzzo has been President of Stoneridge, Inc., a group of companies whose principal activities include the design and manufacture of power and signal distribution systems and electro-mechanical and electronic components for the automotive and transportation industries. Before being elected President, Mr. Abruzzo served, since 1984, as the Vice President and Chief Financial Officer of Stoneridge. In July, 1994 Mr. Abruzzo was elected to serve on the Board of Directors of Second National Bank of Warren, a financial services company.

                Jerry A. Cooper, Age 56

                Mr. Cooper became a Director of the Company in August, 1993. Since July, 1993, Mr. Cooper has been a member of the Board of Directors, President and Chief Executive Officer of Defiance, Inc., an integrated supplier of products, engineering, design testing and services to original equipment manufacturers in the domestic transportation industry. From 1990 through March of 1993, Mr. Cooper was President and Chief Executive Officer of Bettcher Manufacturing Corporation, a metal forming company. From 1977 to 1990 Mr. Cooper served as President and General Manager of Mather Seal Corporation, a subsidiary of Federal Mogul Corporation, specializing in high performance rotary shaft seals, piston rings and liners.

                Preston Heller, Jr., Age 66

                Mr. Heller became a Director of the Company in September, 1993. Since 1983, Mr. Heller has served as the Chairman and, until March 1995, was the Chief Executive Officer of Pioneer-Standard Electronics, Inc., an industrial distributor of electronic components, computer and peripheral systems products. Mr. Heller has served as a Director of Pioneer-Standard since 1969 and as a Director of National City Bank, a financial services company, since January, 1994.

                James A. Karman, Age 58

                Mr. Karman became a Director of the Company in October, 1993. Since 1978, Mr. Karman has served as President and Chief Operating Officer, and since 1963, as a member of the Board of Directors of RPM, Inc., a worldwide producer of specialty chemicals, coatings and sealants for industrial and consumer markets. Since 1990, Mr. Karman has been a Director of McDonald & Company Securities, Inc., a regional investment banking company. In January 1995, Mr. Karman was elected to serve on the Board of Directors of Shiloh Industries, Inc., a supplier of steel blanks, stampings and processed steel to automotive, appliance and other industrial manufacturers.

                David A. Preiser, Age 38

                Mr. Preiser became a Director of the Company in September, 1992. Since 1990, Mr. Preiser has been affiliated with Houlihan, Lokey, Howard & Zukin, a financial advisory and investment banking firm specializing in financial restructuring. Mr. Preiser currently holds the position of Managing Director of that firm. From 1985 to 1990, Mr. Preiser held the position of Vice President of Eastern Properties, Inc. and Vice President of Toll Brothers, Inc., both of which are real estate investment, development and construction companies. Mr. Preiser also serves as a Director on the Boards of NVR, Inc., a home-building firm and JoS. A. Bank Clothiers, Inc., specializing in men's and women's retail clothing. Jacques R.

                Sardas, Age 64

                Mr. Sardas became a Director, President and Chief
                Executive Officer of the Company in January, 1992. He was elected Chairman of the Board of Directors and Treasurer in January, 1993. Mr. Sardas was affiliated for 34 years with Goodyear Tire and Rubber Company, which develops and sells tires domestically and abroad. He was a member of Goodyear's Board of Directors and served that company in many capacities including -- Executive Vice President of the Company, President of Goodyear International, President of North American Operations, and President and Chief Operating Officer -- Tires.

                Thomas F. Slater, Age 51

                Mr. Slater became a Director of the Company in December, 1992. Since 1979, Mr. Slater has been President and Chief Executive Officer of Actron Manufacturing Company, which designs, manufactures and markets automotive testing equipment. Since 1985, Mr. Slater has been a Director of Oatey Company, a maker of specialty plumbing and automotive repair hardware. Mr. Slater also serves as a Director of MJM Industries, Inc., a manufacturer of speciality electrical connectors. From 1992 to 1994 Mr. Slater served as a Director of AEXCEL, Inc., a manufacturer of specialty paints.

     ADDITIONAL INFORMATION CONCERNING
     THE BOARD OF DIRECTORS

COMMITTEES AND MEETINGS

     The Company's Board of Directors held six regularly scheduled meetings and four special meetings during the fiscal year ended May 31, 1995. The Board has designated several standing

Committees described below. Attendance by directors at meetings of the Board and Committees on which they served averaged over 95%. All directors attended 75% or more of these meetings.

     The Audit Committee The function of the Audit Committee is to provide assistance in fulfilling the Company's responsibility to stockholders, potential stockholders and the investment community in matters relating to corporate accounting, reporting practices of the Company and the quality and integrity of the financial reports of the Company. The members of the Audit Committee are all non-employee directors: Cloyd J. Abruzzo, Chairman, Jerry A. Cooper, James A. Karman and David A. Preiser. The members held three meetings and consulted informally on other occasions during fiscal 1995.

     The Compensation Committee The functions of the Compensation Committee are to provide guidance and approval for all executive compensation and benefit programs, as well as to designate those employees of the Company who will receive grants of stock options under the Company's stock option plan. The members of the Compensation Committee are all non-employee directors: Thomas F. Slater, Chairman, Cloyd J. Abruzzo, Jerry A. Cooper and Preston Heller, Jr. The Compensation Committee held six meetings and consulted informally on other occasions during fiscal 1995.

     The Nominating Committee The function of the Nominating Committee is the selection and nomination of candidates to fill vacancies on the Board as they occur and to recommend to the Board a slate of nominees for election as directors at the Company's Annual Meeting of Stockholders. The Nominating Committee will consider nominations received by security holders in accordance with procedures to be determined upon any such recommendation. The members of the Nominating Committee are all non-employee directors: Preston Heller, Jr., Chairman, James A. Karman, David A. Preiser and Thomas F. Slater. The members held one meeting and consulted informally on other occasions during fiscal 1995.

DIRECTOR COMPENSATION

     Employee directors receive no additional compensation for service on the Board of Directors. A director who is not an employee of the Company receives an annual cash retainer of $20,000 payable in four quarterly installments. Additionally, non-employee Directors receive $1,200 for each Board meeting attended in person, $600 for participating in formal telephonic meetings of the Board and reimbursement of expenses incident to their service. Directors who undertake special consulting projects on behalf of the Company or its Board of Directors are entitled to receive remuneration for their services at a per diem rate of $1,000. No such special project fees were paid to any Director in fiscal 1995.

     Effective September 12, 1994 the Board of Directors adopted the Sudbury, Inc. Directors' Deferral Plan (the "Plan") for the benefit of non-employee directors. Pursuant to the Plan, outside directors may elect to defer until a specified date or retirement from the Board, all or any part of their retainer or meeting fees into a cash and/or stock equivalent account established by the Company for their benefit.

     The Company pays interest on compensation deferred into the cash account at a rate based on the rate of interest paid by the Company on its senior revolving credit facility. The interest rate currently paid is 9.75% per year. Compensation deferred to the stock account during any calendar quarter is converted into stock equivalent units by dividing the total amount of deferred compensation by the market price, as defined in the Plan, of the Company's Common Stock on the last business day of that quarter. At the end of the deferral period, the Company will pay to the director an amount in cash equal to the number of accumulated stock equivalent units multiplied by the market price of the Company's Common Stock on the last business day of the calendar quarter immediately prior to the day on which the deferral period ends.

     Deferred amounts and accrued interest may be paid in a lump sum or installments commencing upon the date specified by the director or the director's retirement from the Board.

                             EXECUTIVE COMPENSATION

COMPENSATION COMMITTEE REPORT ON EXECUTIVE MANAGEMENT COMPENSATION

     In accordance with its charter and pursuant to authority granted by the Board, the Compensation Committee of the Board of Directors (the "Committee") is responsible for approving the Company's cash and non-cash compensation for its executive officers and making recommendations to the Board of Directors with respect to the establishment of the Company's executive compensation plans and programs. The Committee also administers the Company's stock option plans. The Committee is composed exclusively of independent, non-employee directors who are not eligible to participate in any of the Company's executive compensation programs.

     The Company's executive compensation program is designed to provide (i) fair compensation to executives based on their responsibilities and their achievements of annually established goals and (ii) incentives which develop a sense of Company ownership and commitment to attaining long-term profitable operations of the Company's business. The Committee believes that its policies are best implemented by providing compensation comprised of separate components, all of which are designed to motivate executive performance. These components are: base salary, short-term incentive compensation(bonus) and long-term incentive compensation (stock options).

     In setting executive compensation practices for the Company, the Committee compares the executive compensation program with other companies' compensation programs for executives with similar responsibilities. The Committee uses surveys prepared by independent consulting firms to provide comparative market compensation data. The comparison groups surveyed include (i) businesses included in the Company's peer group index and (ii) other manufacturing concerns with comparable business lines and revenue levels.

     The information below is provided with respect to the compensation of the Company's executive officers including the Chief Executive Officer and the Vice President and Chief Financial Officer, the only executive officers of the Company designated as "named executive officers" on the Summary Compensation Table.

          CEO Compensation: Mr. Jacques R. Sardas, the Company's President and Chief Executive Officer, is a party to an employment agreement confirmed as part of the Company's Plan of Reorganization in 1992 ("1992 Employment Agreement"). Pursuant to the 1992 Employment Agreement, Mr. Sardas is employed as President and Chief Executive Officer of the

     Company through January 12, 1996 at an annual base salary of $360,000, as adjusted to reflect cost of living increases.

          Under the terms of the 1992 Employment Agreement, the Board of Directors, upon recommendation of the Committee, established a target bonus under the Company's Incentive Bonus Plan ("Bonus Plan") tied directly to the Company's achievement of specific financial objectives. The financial objectives set were based on minimum and maximum target levels relating to the Company's net income (before bonuses) and cash flow. Under the Bonus Plan and consistent with the 1992 Employment Agreement, Mr. Sardas was entitled to bonus compensation equal to a percentage of his base salary ranging from 20% to 50% if the financial objectives were achieved. However, no awards would be paid if the specified minimum target levels were not met. All such awards require Committee approval and are submitted by the Committee to the Board of Directors for the Board's final approval. Inasmuch as the Company exceeded the maximum target levels set for fiscal 1995, Mr. Sardas received bonus compensation of $184,860 or 50% of his base salary.

          Base Salary: In setting the annual salary for Mr. Brody, the Company's Vice President and Chief Financial Officer and the Company's other executive officers, the Committee reviewed the salaries recommended by the Chief Executive Officer. The Committee formally recommended to the Board of Directors, for its final approval, the appropriate level of cash compensation for fiscal year 1995. Cash compensation levels were determined upon subjective consideration of scopes of responsibility and comparison with industry pay practices. In making the determination, such factors were accorded equal relative importance.

          Annual Incentive Bonus: Executive officers, including Mr. Brody, are also eligible to earn an annual cash incentive bonus under the Bonus Plan. The amount of each bonus for fiscal 1995 was determined as a fixed percentage of each executive officer's base salary ranging from a minimum of 15% up to a maximum of 45%. The determination of such bonus percentage for each executive officer for fiscal 1995 was based upon the Committee's subjective determination of each individual's level of responsibility and accountability.

          The annual incentive bonus is tied directly to the Company's achievement of specific financial objectives. Each year, usually at its August meeting, the Committee sets minimum and maximum target levels relating to the Company's profit (before bonuses) and cash flow. No awards are paid if the specified minimum target is not met. All awards require Committee approval and are submitted by the Committee to the Board of Directors for the Board's final approval.

          At the close of fiscal year 1995, the Company had exceeded the maximum target levels established at the beginning of fiscal 1995. Accordingly, the Committee made incentive compensation awards to the participating executives based on the factors described above.

          Stock Options: Stock options may be granted by the Committee under the Sudbury, Inc. 1990 Stock Option Plan and, subject to stockholder approval, the Sudbury, Inc. 1995 Stock Option Plan, as described in Proposal No. 2 below. No stock options under the Company's 1990 Stock Option Plan were awarded to executive officers during fiscal 1995. The Committee intends to use stock options as a long-term incentive, having the dual purpose of retaining and attracting superior-performing executives while, at the same time, aligning the executives' interests with those of the Company's stockholders.

          Compliance with Section 162(m) of the Internal Revenue Code: Section 162(m) of the Internal Revenue Code enacted in 1993 generally disallows a tax deduction to a public corporation for compensation in excess of one million dollars paid to a corporation's chief executive officer and four other most highly compensated executive officers. Qualifying performance-based compensation will not be subject to the limitations provided certain requirements are met. The Committee and the Board of Directors currently intend to structure the compensation of its executive officers in a manner that is intended to ensure that the Company does not lose any tax deductions because of the one million dollar compensation limit. However, there can be no assurance that the various incentive and performance-related elements of the Company's compensation arrangements with its five highest paid executive officers will, in fact, qualify under
     Section 162(m) of the Internal Revenue Code as performance-based compensation excluded from such limitations.

COMPENSATION COMMITTEE

Thomas F. Slater, Chairman      Cloyd J. Abruzzo
Jerry A. Cooper                 Preston Heller, Jr.

COMPENSATION COMMITTEE INTERLOCKS

     No member of the Compensation Committee has interlocking relationships with third parties which might be considered conflicts of interest.

CEO EMPLOYMENT ARRANGEMENTS

     1992 Employment Agreement. Pursuant to the 1992 Employment Agreement, Mr. Sardas is employed as President and Chief Executive Officer of the Company through January 12, 1996. The Company and Mr. Sardas recently agreed to extend Mr. Sardas' employment for two years beyond the expiration of the 1992 Employment Agreement pursuant to an employment agreement to be effective (except as otherwise provided therein) January 13, 1996 (the "1996 Employment Agreement"). The terms of Mr. Sardas' salary and bonus compensation arrangements pursuant to the 1992 Employment Agreement are detailed above in the section entitled "Compensation Committee Report on Executive Management
Compensation -- CEO Compensation." The material provisions of the 1996 Employment Agreement are described below.

     Under the terms of the 1992 Employment Agreement, Mr. Sardas was granted options to purchase 1,764,706 shares of the Company's Common Stock (the "1992 Options"), which equaled 15% of the assumed aggregate shares of Common Stock outstanding at September 1, 1992. The 1992 Options are currently exercisable. Under the terms of the 1992 Employment Agreement, Mr. Sardas also will receive in cash 5% of any net fair market value of the Company (based on an independent appraisal) in excess of $35 million as of January 12, 1996 ("Five Percent Bonus").

     If Mr. Sardas' employment is terminated for cause or Mr. Sardas voluntarily terminates his employment, the Company is obligated to pay Mr. Sardas the appraised value for the shares of Common Stock underlying the 1992 Options, less the exercise price, and the amount due him under the Five Percent Bonus.

     Furthermore, in May 1994, the Company reached an agreement in principle with Mr. Sardas and in July 1994, entered into a settlement agreement providing that under the terms of the 1992 Employment Agreement and a related stock option agreement, he is entitled to certain anti-dilution protection arising from the issuance of Participation Certificates under the Company's Plan of Reorganization. Under the agreement, Mr. Sardas was issued options evidencing his right to purchase, in the aggregate, 479,893 shares of Common Stock which amount is equivalent to 15% of the total of the (i) underlying shares of Common Stock reserved for issuance under the Participation Certificates and (ii) the options issued under this agreement. Mr. Sardas was issued options, which are currently exercisable, to purchase (y) 109,270 shares of Common Stock, having an exercise price per share of $3.17 and expiring September 1, 1996, and (z) 115,021 shares of Common Stock, having an exercise price per share of $5.69 and expiring September 1, 1999. Mr. Sardas also was issued options to purchase 255,602 shares of Common Stock, having an exercise price per share of $5.015, which are exercisable beginning January 12, 1996 and which expire on September 1, 2002.

     1996 Employment Agreement. In July 1995, the Company and Mr. Sardas entered into the 1996 Employment Agreement. Pursuant to the terms of the 1996 Employment Agreement, Mr. Sardas will continue as the Company's Chairman and Chief Executive Officer until such time as the Board of Directors of the Company selects a new Chief Executive Officer (not prior to January 13, 1996). Upon the selection by the Board of Directors of a new Chief Executive Officer, Mr. Sardas will continue as Chairman of the Board of Directors of the Company through the expiration of the 1996 Employment Agreement on January 12, 1998. Mr. Sardas' base salary will be $500,000 per annum for the longer of the first year of the 1996 Employment Agreement, or until such time as a new Chief Executive Officer of the Company is selected. At such time as a new Chief Executive Officer is selected (but not prior to January 13, 1997), Mr. Sardas' base salary will be reduced to $250,000 per annum.

     Under the terms of the 1996 Employment Agreement, Mr. Sardas is entitled to a bonus of up to 60% of his aggregate base salary based upon the achievement of targets under the Company's Bonus Plan established by the Board of Directors upon consultation with Mr. Sardas no later than August 31 of each year.

     In the event Mr. Sardas' employment is terminated without cause under the 1996 Employment Agreement, Mr. Sardas will receive his base salary at the rates provided for in the agreement in addition to any bonus to which he is entitled as described above.

     Further, under the 1996 Employment Agreement, Mr. Sardas has the right to sell to the Company the Common Stock underlying the 1992 Options in five approximately semi-annual installments commencing February 7, 1996, through January 13, 1998 (with the right under certain circumstances to defer no more than one installment at a time to the next installment date). The purchase price for the Common Stock underlying the 1992 Options is the fair market value (as defined in the 1996 Employment Agreement) of such shares. Mr. Sardas may decline to tender such shares, in which event the Company will have no further repurchase obligations with respect thereto.

     Pursuant to the 1996 Employment Agreement, the Company granted to Mr. Sardas under the Company's 1995 Stock Option Plan ("Plan"), options to purchase 200,000 shares of the Company's Common Stock, subject to Stockholder approval of the Plan at the Annual Meeting.

Such options were granted at an exercise price of $7.625, the market price on the date of grant. The options vest in equal installments on January 13, 1996, and January 13, 1997, and expire on July 28, 2000.

CHANGE OF CONTROL
AND TERMINATION OF EMPLOYMENT ARRANGEMENTS

     The Board authorized the implementation of a severance arrangement that will provide that in the event the employment of Mr. Brody, the Company's Vice President and Chief Financial Officer, is terminated by the Company (or its successor) without cause or by Mr. Brody for good reason (a reduction in compensation, a diminution in job responsibilities, or a required relocation outside of the greater Cleveland area), within one year after a change of control of the Company, Mr. Brody will be entitled to twenty-four months' severance compensation. The Board also authorized the implementation of an agreement with Mr. Brody providing him, under certain circumstances, with twelve months' severance compensation in the event that his employment is terminated by the Company (other than in the event of a change in control).

SUMMARY COMPENSATION TABLE

     The following table provides a summary of annual and long-term compensation during the last three fiscal years for the Chief Executive Officer and all other executive officers of the Company whose annual salary exceeded $100,000 (hereinafter, referred to collectively as the "named executive officers").

                                                                               LONG-TERM
                                                                              COMPENSATION
                                          ANNUAL COMPENSATION (A)             ------------
                                    ------------------------------------
                                                                  OTHER        SECURITIES         ALL
                                                                 ANNUAL        UNDERLYING        OTHER
       NAME AND           FISCAL                                 COMPEN-        OPTIONS/        COMPEN-
  PRINCIPAL POSITION      YEAR       SALARY         BONUS        SATION         SARS#(E)        SATION
-----------------------   ----      --------       --------      -------      -----------       -------
Jacques R. Sardas         1995      $369,720       $184,860       (b)             479,893(c)     (b)
  Chairman, Chief         1994      $369,720       $184,860       (b)                 -0-        (b)
  Executive Officer,      1993      $360,000       $180,000       (b)           1,764,706(d)     (b)
  President and
  Treasurer
Mark E. Brody             1995      $115,000       $ 51,750       (b)                 -0-        (b)
  Vice President/         1994      $100,000       $ 45,000       (b)                 -0-        (b)
  Chief Financial         1993      $ 85,833       $ 36,300       (b)              30,000        (b)
  Officer

---------------

(a) Includes amounts earned in the specified fiscal year, whether or not received during such fiscal year.

(b) The aggregate amount of all other compensation was less than the lesser of $50,000 or 10% of the annual salary and bonus reported for the named executive officers.

(c) Granted pursuant to an agreement between the Company and Mr. Sardas. See also -- "CEO Employment Arrangements".

(d) Granted pursuant to an employment agreement between Mr. Sardas and the Company. See also -- "CEO Employment Arrangements".

(e) The Company has not granted any restricted stock or stock appreciation rights.

OPTION GRANTS AND OPTION EXERCISES

     The Compensation Committee did not grant stock options under the Company's 1990 Stock Option Plan to any of the named executive officers of the Company in fiscal 1995. However, stock options were granted to Mr. Sardas pursuant to the terms of an agreement between Mr. Sardas and the Company. See also -- "CEO Employment Arrangements."

     The following table shows all options granted to any of the named executive officers in fiscal 1995 and the potential value at stock price appreciation rates of 5% and 10%, over the term of the options. The 5% and 10% rates of appreciation are required to be disclosed by the SEC and are not intended to forecast possible future actual appreciation, if any, in the Company's stock prices.

                                     INDIVIDUAL GRANTS
--------------------------------------------------------------------------------------------       POTENTIAL REALIZABLE
                                        PERCENT OF                                               VALUE AT ASSUMED ANNUAL
                       NUMBER OF          TOTAL                                                       RATES OF STOCK
                       SECURITIES      OPTIONS/SARS     EXERCISE      MARKET                     APPRECIATION FOR OPTION
                       UNDERLYING       GRANTED TO      OR BASE      PRICE ON                              TERM
                      OPTIONS/SARS     EMPLOYEES IN      PRICE       DATE OF      EXPIRATION     ------------------------
       NAME            GRANTED(#)      FISCAL YEAR       ($/SH)       GRANT          DATE          5%($)         10%($)
------------------    ------------     ------------     --------     --------     ----------     ----------    ----------
Jacques R. Sardas        109,270           18.4%         $ 3.17       $6.875        9-01-96        $485,704      $571,071
                         115,021           19.3            5.69        6.875        9-01-99         359,475       630,936
                         255,602           42.9           5.015        6.875        9-01-02       1,326,527     2,520,095

     The following table sets forth information for all exercises of stock options by each of the named executive officers and the number and value of unexercised in-the-money options at May 31, 1995. The actual amount, if any, realized upon exercise of stock options will depend upon the amount by which the market price of the Company's Common Stock on the date of exercise exceeds the exercise price. There is no assurance that the values of unexercised in-the-money stock options reflected in this table will be realized.

              AGGREGATED OPTION/SAR EXERCISES IN FISCAL YEAR 1995
                     AND FISCAL YEAR END OPTION/SAR VALUES

                                                         NUMBER OF SECURITIES               VALUE OF SECURITIES
                                                        UNDERLYING UNEXERCISED            UNDERLYING UNEXERCISED
                                                      OPTIONS/SARS AT FISCAL YEAR        IN-THE-MONEY OPTIONS/SARS
                          SHARES          VALUE                 END (#)                        AT FY-END ($)
                        ACQUIRED ON     REALIZED     -----------------------------     -----------------------------
       NAME            EXERCISE (#)        ($)       EXERCISABLE     UNEXERCISABLE     EXERCISABLE     UNEXERCISABLE
-------------------    -------------    ---------    -----------     -------------     -----------     -------------
Jacques R. Sardas           -0-            -0-        1,988,997         255,602        $12,158,603       $ 411,519
Mark E. Brody               -0-            -0-           30,000             -0-        $    86,250             -0-

PERFORMANCE GRAPH

     Set forth below is a graph comparing the total stockholder returns of the Company, the Standard & Poor's 500 Composite Stock Index ("S&P 500"), and an industry peer index compiled by the Company on the basis of similar business lines, sales and total assets. The corporations making up the Company's peer group of companies are ABS Industries, Inc., Acme-Cleveland Corporation, Federal Screw Works, Gehl Company, Intermet Corporation, Lamson & Sessions Co., Park-Ohio Industries, Inc., Standard Products Company and Walbro Corporation. The peer group consolidation was done on a weighted average basis (market capitalization basis, adjusted at the end of each quarter). The graph assumes $100 invested on June 1, 1990 in the Common Stock of the Company and each of the other indices.

                        COMPARISON OF CUMULATIVE TOTAL RETURN
          ASSUMES INITIAL INVESTMENT OF $100 AND REINVESTMENT OF DIVIDENDS

         MEASUREMENT PERIOD
        (FISCAL YEAR COVERED)             SUDBURY INC.        S & P 500          PEER GROUP
1990                                                 100                100                100
1991                                                  12                114                 77
1992                                                   8                124                124
1993                                                   7                138                137
1994                                                   8                142                135
1995                                                   8                172                125

     The graph set forth above was prepared based on requirements established by the SEC. As depicted above the cumulative total return on the Company's Common Stock was adversely impacted by the deteriorating financial condition and ultimate reorganization of the Company which occurred in 1992.

     The graph set forth below depicts the cumulative total return on the Company's Common Stock that would have been achieved if $100 had been invested on September 1, 1992, the date on which the Company emerged from under the protection of Chapter 11 of the United States Bankruptcy Code.

                        COMPARISON OF CUMULATIVE TOTAL RETURN
          ASSUMES INITIAL INVESTMENT OF $100 AND REINVESTMENT OF DIVIDENDS

         MEASUREMENT PERIOD
        (FISCAL YEAR COVERED)                  SUDBURY INC.        S & P 500          PEER GROUP
1992                                                 100                100                100
1993                                                 385                110                120
1994                                                 560                113                118
1995                                                 540                130                116

                         APPROVAL OF THE SUDBURY, INC.
                             1995 STOCK OPTION PLAN
                                (PROPOSAL NO. 2)

     At its meeting held on June 22, 1995, the Company's Board of Directors adopted and recommended for stockholders' approval the Sudbury, Inc. 1995 Stock Option Plan (the "Plan"), which was effective as of such date. The Plan is intended to replace the Sudbury, Inc. 1990 Stock Option Plan (the "1990 Plan") which was terminated as of June 22, 1995. The Board has determined that a new plan is needed at this time because, as of May 31, 1995, only 24,195 shares of the Company's Common Stock remained available for option awards under the 1990 Plan. The Board of Directors continues to believe that share-based incentives are important factors in attracting and retaining highly qualified individuals, and that such incentives help to align the interest of those individuals with the interests of the stockholders.

     The Plan authorizes the granting of stock options to the officers and key employees of the Company and its subsidiaries who are selected by the Compensation Committee of the Board of Directors. The Board's adoption of the Plan is subject to approval of an affirmative vote of a majority of the shares represented at the Annual Meeting of Stockholders.

     Pursuant to the 1996 Employment Agreement, the Company granted to Mr. Sardas under the Plan options to purchase 200,000 shares of the Company's Common Stock subject to stockholder approval of the Plan at the Annual Meeting. No other options have been granted under the Plan. As of August 4, 1995 the market value of the shares underlying such options, less the aggregate exercise price for such shares, was $100,000.

     The full text of the Plan is included as Appendix A to this proxy statement. The following is a summary of the major provisions of the Plan; the summary is not, however, intended to be complete, and is qualified in its entirety by reference to Appendix A.

SUMMARY OF THE 1995 PLAN

     Shares Covered. The Plan authorizes the granting of options, which may be either "incentive stock options", as defined in Section 422 of the Internal Revenue Code of 1986 as amended, (the "Code") or options which are not intended to so qualify with respect to not more than 1,000,000 (one million) shares of the Company's common stock, par value $.01, (the "Shares") in the aggregate, subject to adjustments as described below.

     The Shares issued pursuant to an exercise of options under the Plan may be either authorized but unissued or reacquired Shares. If any option granted under the Plan expires or terminates without having been exercised in full, the Shares covered by the unexercised portion of the option may be used again for new grants under the Plan.

     Administration. The Plan is administered by the Compensation Committee (the "Committee"), which is comprised of directors who are disinterested persons as defined in the regulations of Section 16(b) of the Exchange Act and outside directors as defined in Section 162(m)of the Code.

     The Committee is authorized to determine the employees of the Company or its subsidiaries to whom options will be granted, the number of Shares subject to such grants and to establish the terms and conditions of such options consistent with the Plan provided that no employee may receive options to purchase more than 250,000 shares in any calendar year.

     Except as provided below, the Committee has full authority to establish, amend or rescind the rules and regulations related to the Plan and to interpret any agreement entered into pursuant to the Plan.

     Adjustments. The Plan provides for equitable adjustments in the number of Shares subject to the Plan and other relevant provisions in the event of any stock split, stock dividend, merger, reorganization, liquidation or other similar event effecting the Company's capitalization.

     Terms of Options. Each grant of an option under the Plan shall be evidenced by an option agreement in a form approved by the Committee. The option agreement will set forth the option price, option period and such other additional terms as the Committee may prescribe.

     Any grant of an option under the Plan must be made no later than June 22, 2005. The purchase price for each Share subject to an option shall not be less than 100% of the per share fair market value, as defined in the Plan, of the Shares outstanding on the date such option is granted. Options granted will remain exercisable for the specific period fixed by the Committee, which will not be later than ten years after the date of the option grant. Options may not be transferred other than by will or the laws of descent and distribution or, in certain circumstances pursuant to a qualified domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended.

     A grant intended to qualify as an incentive stock option shall not be granted to any employee who, immediately after such option is granted, would own more than 10% of the total combined voting power or value of all classes of the Company's stock. The aggregate fair market value as of the date of grant of the Shares with respect to which options intended to be incentive stock options are exercisable for the first time by an employee in any calendar year shall not exceed $100,000.

     The Plan also contains provisions which will accelerate vesting of outstanding options in the event of a change of control (as defined in the Plan) of the Company. In cases where the Company does not survive the change of control all unexercised options will terminate unless assumed by the surviving company.

     Termination and Amendment. The Plan will terminate on June 22, 2005. The Company by action of the Board of Directors or its stockholders may terminate or amend the Plan at any time. Any options outstanding at the time of such termination will continue in full force and effect pursuant to the terms of such options and the Plan. Except as provided under "Adjustments" above, no amendment may alter or impair an optionee's rights under an outstanding option without such optionee's consent and further provided that no amendment without the approval of the Company's stockholders shall be made if stockholder approval under Section 422 of the Code or Rule 16b-3 of the Exchange Act would be required.

     Federal Income Tax Consequences -- Non-Qualified Stock Options. The following federal income tax discussion is intended for general information only. State and local income tax consequences are not discussed and may vary from locality to locality.

     The issuance of a non-qualified stock option under the Plan will not result in any taxable income to the recipient employee or a tax deduction to the Company at the time of grant. Generally, an employee to whom a non-qualified stock option has been granted will recognize ordinary income at the time the employee exercises the option and receives Shares in an amount equal to the excess of the fair market value of such Shares on the date of exercise over the option price.

     Notwithstanding the foregoing, upon the exercise of a non-qualified stock option by a person subject to Section 16 of the Exchange Act ("Section 16"), the acquisition date of the Shares for federal income tax purposes and the time of recognition of income will be postponed as long as the sale of the Shares could subject the person to suit under the "short swing profit" provisions of Section 16, unless such person elects to be taxed on the date of exercise. Furthermore, the amount of income recognized by the recipient employee will be the excess of the fair market value of such Shares at the end of the postponement period (rather than at the date of exercise) over the option price.

     Generally, under the Section 16 regulations, a person subject to Section 16 ("a Section 16 person") may exercise an option and sell the underlying stock immediately without subjecting himself to suit under the "short swing profit" provisions as long as he has held the option and/or the underlying stock for an aggregate of six months. Generally, if the Section 16 person exercises a stock option within the first six months following the date of grant, then (except in certain cases involving death or incompetence), taxation will be deferred and the amount of income will generally be measured six months following the date of grant (unless the person elects to be taxed on the date of exercise) because the sale of the underlying stock before this date would subject the Section 16 person to suit under the "short swing profit" provisions.

     The Company is entitled to a tax deduction corresponding to the amount of income recognized by the employee as a result of the exercise of non-qualified stock option for the year in which the employee recognizes such income for federal income tax purposes.

     Federal Income Tax Consequences -- Incentive Stock Options. Generally, neither the receipt nor exercise of an incentive stock option is a taxable event to the employee, and if the recipient employee does not dispose of the Shares acquired under an incentive stock option prior to the expiration of the requisite holding periods described below, any gain resulting from the sale of such Shares will be long-term capital gain. In such case, the Company would not be entitled to any tax deduction with respect to the grant or exercise of the option. Notwithstanding the foregoing, the difference between the fair market value of the Shares on the date of exercise and the option price is a tax preference item which may cause the employee to incur an alternative minimum tax in the year of exercise. The minimum statutory holding periods are two years from the date the option is granted and one year from the date the employee receives Shares pursuant to the exercise of the incentive stock option. The statutory holding period for incentive stock options is waived in the event of the employee's death.

     If the Shares are disposed of before the end of either of such statutory holding periods (a "disqualifying disposition"), the lesser of (i) the difference between the option price and the fair market value of such Shares on the date of exercise, or (ii) the total amount of gain realized on the sale must be reported by the employee as ordinary income and the Company would be entitled to a tax deduction in that amount. The remaining gain, if any, would be taxed to the employee as capital gain.

     Notwithstanding the foregoing, if the employee is subject to Section 16 at the time of a disqualifying disposition, the acquisition date of the Shares and the time of recognition of income will be postponed as long as the sale of shares could subject the employee to suit for "short swing profit", unless he elects to be taxed immediately. In addition, the amount of income recognized will be the lesser of (i) the difference between the option price and the fair market value of such shares at the end of the postponement period (rather than at the date of exercise), or (ii) the total amount of gain realized on the sale. See also -- Federal Tax Consequences -- Non-Qualified Stock Options.

     The Plan has been designed to meet the new requirements in Section 162(m) of the Internal Revenue Code.

NEW PLAN BENEFITS

     The table below sets forth information regarding the benefits granted by the Board of Directors subject to approval by the stockholders.

                             1995 STOCK OPTION PLAN

                                      DOLLAR VALUE
        NAME AND POSITION                  ($)           NUMBER OF UNITS
---------------------------------    ---------------     ---------------
Jacques R. Sardas                       (a)                  200,000(b)
  Chairman of the Board of
  Directors, Chief Executive
  Officer and President
  of the Company

---------------

(a) All options granted under the 1995 Stock Option Plan, and subject to stockholder approval, have been granted at the exercise price of $7.625 per share (the fair market value of a share of Common Stock on the date of grant). The actual value, if any, that a person may realize will depend on the excess of the stock price over the exercise price on the date the option is exercised. As of August 4, 1995, the closing price of a share of Common Stock as reported by the Nasdaq Stock Market was $8.125.

(b) No other options have been granted under the Plan.

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" APPROVAL OF THE SUDBURY, INC. 1995 STOCK OPTION PLAN.

                          RATIFICATION OF APPOINTMENT
                            OF INDEPENDENT AUDITORS
                                (PROPOSAL NO. 3)

     The Board of Directors of the Company, upon the recommendation of the Audit Committee, has appointed the firm of Ernst & Young LLP as its independent auditors to examine and certify the Company's financial statements for the fiscal year ending May 31, 1996. The Company has been advised by Ernst & Young LLP that neither it nor any member thereof has any financial interest, direct or indirect, in the Company or any of its subsidiaries in any capacity. Ernst & Young LLP has acted as independent auditors for the Company since 1983.

     The affirmative vote of a majority of the shares represented at the Annual Meeting will be required to ratify the appointment of Ernst & Young LLP. In the event the stockholders do not ratify the appointment of Ernst & Young LLP, the selection of other independent auditors will be considered by the Company's Board of Directors.

     Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting. Such representatives will have the opportunity to make a statement, if they desire to do so, and are expected to be available to respond to appropriate questions.

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE RATIFICATION OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS FOR THE COMPANY.

                                 OTHER MATTERS

     The Board of Directors is not aware of any other matter which will be presented to the stockholders for action at the Annual Meeting. Should any other matter properly come before the Annual Meeting, or any adjournment thereof, the person or persons voting the proxy accompanying this proxy statement will vote such proxy in accordance with their best judgment as to such matters.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Directors, executive officers and greater than ten percent beneficial owners are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms that they file. Based solely on a review of the copies of such forms received by the Company and/or written representations from certain reporting persons, the Company believes that during the period June 1, 1994 to May 31, 1995, all filing requirements applicable to its directors, executive officers and greater than ten percent owners were complied with.

EXPENSES OF SOLICITATION

     The cost of soliciting proxies will be borne by the Company. Officers and employees of the Company, without additional remuneration may, by letter or telephone or in person, request the return of proxies. The Company will reimburse brokerage houses, custodians, nominees, and others for their reasonable expenses in connection with this solicitation.

STOCKHOLDER PROPOSALS FOR THE 1996 ANNUAL MEETING

     Any stockholder who intends to present a proposal at the 1996 Annual Meeting of Stockholders and who wishes to have the proposal included in the Company's proxy statement and form of proxy for that meeting must deliver such proposal to the Secretary of the Company, at the Company's corporate offices in Cleveland, Ohio, no later than April 22, 1996.

ANNUAL REPORT

     THE COMPANY'S ANNUAL REPORT FOR THE 1995 FISCAL YEAR ACCOMPANIES THIS PROXY STATEMENT. COPIES OF THE COMPANY'S FORM 10-K AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION MAY BE OBTAINED FROM THE COMPANY.

                                       SUDBURY, INC.

                                       Mary C. Farrar
                                       Corporate Secretary

August 22, 1995

                                                                      APPENDIX A

                                 SUDBURY, INC.

                             1995 STOCK OPTION PLAN

     1. PURPOSE OF THE PLAN. The purpose of this 1995 Stock Option Plan (the "Plan") adopted as of the 22nd day of June, 1995 is to advance the interests of Sudbury, Inc. (the "Company") and its stockholders by allowing the Company to provide to certain present and future key employees of the Company and its subsidiaries an incentive to acquire shares of the $.01 par value common stock (the "Shares") of the Company on reasonable terms, thereby securing for the Company the benefits inherent in such Share ownership. Additionally, the Plan was designed to accord the Compensation Committee of the Company flexibility to grant key employees either Incentive Stock Options (as defined in Section 422(b) of the Internal Revenue Code of 1986, as amended (the "Code"), or options which do not qualify as Incentive Stock Options (such options being hereinafter referred to as "Non-Qualified Stock Options").

     2. STOCK SUBJECT TO THE PLAN. The aggregate number of Shares of the Company for which options may be granted under the Plan shall be 1,000,000 (One Million). Shares issued pursuant to an exercise of options under the Plan shall be made available from either authorized but unissued or reacquired Shares of the Company. If an option shall expire or terminate for any reason without being exercised in full, then the Shares as to which such option was not exercised shall become available for other options to be granted under the Plan.

     3. ADJUSTMENT. The number of Shares subject to the Plan and to options granted under the Plan shall be adjusted as follows: (a) in the event that all of the outstanding Shares are changed by any stock dividend, stock split or recapitalization or in the event that extraordinary cash or non-cash dividends are declared with respect to the Shares, the number of Shares subject to the Plan and to options granted hereunder shall be equitably adjusted; (b) except as otherwise provided in Section 7.1 hereof, in the event of any merger, consolidation or reorganization of the Company with any other corporation or corporations, there shall be substituted, on an equitable basis as determined by the Committee, for each Share then subject to the Plan, whether or not at the time subject to outstanding options, the number and kind of Shares or other securities to which the holders of Shares of the Company will be entitled pursuant to the transaction; and (c) except as otherwise provided in Section 7.2 hereof, in the event of any other relevant change in the capitalization of the Company, the Committee shall provide for an equitable adjustment in the number of Shares then subject to the Plan, whether or not then subject to outstanding options. In the event of any such adjustment the purchase price per Share shall be equitably adjusted. Any such adjustment or substitution may provide for the elimination of any fractional Share which might otherwise become subject to an option. The adjustment and manner of application of the foregoing provisions shall be determined by the Committee in its sole discretion.

     4. ADMINISTRATION OF THE PLAN. The Plan shall be administered by the Compensation Committee, appointed by the Board of Directors and consisting of not less than two outside directors as defined under Section 162(m) of the Code (the "Committee") who shall be "disinterested persons" (as defined in Rule 16b-3 of the Securities Exchange Act of 1934, as amended (("Exchange Act")). Except as otherwise provided in Section 16 of the Exchange Act or Rule 16b-3 thereof, the members of the Committee shall not be eligible, to participate in the Plan or any other plan of the Company or of any affiliate (as defined under the Exchange Act) of the Company entitling the participants therein to acquire stock, stock options, or stock appreciation rights of the Company or an affiliate thereof so long as they remain a member of the Committee. Subject to the express provisions of the Plan, the Committee shall have authority to determine among the full-time employees of the Company, its subsidiaries or a subsidiary of its subsidiaries to whom options shall be granted. For these purposes, a subsidiary shall be deemed to include any company as to which the Company owns and/or controls 50% of the outstanding voting equity securities. The Committee shall also have authority to determine the number of shares to be covered by each option grant and the terms of any such option grant; to amend or cancel options; to accelerate vesting of options; to require the cancellation or surrender of any previously granted options or other awards under the Plan or any other plans of the Company as a condition to the granting of an option; to construe and interpret the Plan and any option agreement entered into thereunder; to establish, amend, and rescind rules and regulations for administration of the Plan; and shall have such additional authority as the Board of Directors from time to time may determine to be necessary or desirable.

     5. BASIC OPTION TERMS:

          5.1 Types of Options. Options granted under the Plan may be (a) Incentive Stock Options or (b) Non-Qualified Stock Options. Option agreements reflecting the grant of options shall designate whether an option is an Incentive Stock Option or a Non-Qualified Stock Option. In the case of a grant intended to qualify as an Incentive Stock Option under
     Section 422 of the Code, no such option shall be granted hereunder to any person who, immediately after such option is granted, owns (as defined in Sections 422 and 424 of the Code) stock possessing more than 10% of the total combined voting power or value of all classes of stock of the Company or its subsidiary corporations. The aggregate fair market value (determined on the date of grant) of the Shares with respect to which Incentive Stock Options are exercisable for the first time by any individual during any calendar year (under this Plan or any other plan of the Company and any subsidiary corporation that provides for the granting of incentive stock options) shall not exceed $100,000.

          The maximum aggregate number of Shares underlying options that may be granted to any employee under the Plan during any calendar year is 250,000.

          5.2 Option Period. An option grant under the Plan shall expire on a date fixed by the Committee which shall be not later than ten years after the date on which the option is so granted.

          5.3 Option Price. The option price shall be not less than the per share fair market value of the outstanding Shares of the Company on the date the option is granted, and not less than the par value of the Shares as to which the option is granted. The date on which the Committee approves the granting of an option shall be deemed the date on which the option is granted. The purchase price of the Shares as to which an option is exercised shall be payable in full at the time of exercise either (a) in cash (including check, bank draft, wire transfer or money order), (b) by delivering, in transferable form, that number of

     Shares which, on the business day preceding the date of exercise, has an aggregate fair market value equal to such purchase price, or (c) a combination of the foregoing. The fair market value of the Shares shall be deemed to be (a) the closing price of the Shares on the principal stock exchange on which the Shares are then traded on the last business day preceding the date of exercise of the option, or (b) if no sales take place on such day on any such exchange, the average of the last reported closing bid and asked prices on such day as officially quoted on the principal stock exchange on which the Shares are then traded, or (c) if the Shares are not listed on any such exchange, the average of the last reported closing bid and asked prices on the over-the-counter market on the day preceding the date of exercise of the option. The Nasdaq Stock Market shall be deemed a principal stock exchange.

          5.4 Non-Transferability. Options shall not be transferable other than by will or the laws of descent and distribution or pursuant to a qualified domestic relation order as defined by the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder; provided that an Incentive Stock Option may not be transferred pursuant to a qualified domestic relations order unless the transfer is otherwise permitted pursuant to the Code without affecting the option's qualification as an Incentive Stock Option. Options shall not be exercisable except by the optionee during his lifetime either directly or though his guardian or legal representative.

          All actions of the Committee under this Section 5 shall be binding and conclusive on the Company, on optionees under the Plan, and on employees eligible to receive options under the Plan.

     6. OPTION AGREEMENT. Each grant of an option under the Plan shall be evidenced by an option agreement in a form approved by the Committee, which option agreement shall set forth the option price, the option period, and such additional terms and conditions as the Committee may prescribe. The option agreement shall be signed on behalf of the Company by the Chairman, the President, or a Vice President of the Company, other than the employee who is a party to the agreement, and shall be dated as of the date of the granting of the option, as determined by Paragraph 5.3 above.

     7. CHANGE OF CONTROL:

          7.1 If the Company shall liquidate or dissolve, or shall be a party to a merger, consolidation or other business combination with respect to which it shall not be the surviving corporation, the Company shall give written notice thereof to the holders of options not previously exercised at least thirty days prior thereof, and the optionee shall have the right within said thirty-day period to exercise all options in full to the extent not previously exercised. To the extent that an option shall not have been exercised on or prior to the effective date of such liquidation, dissolution, merger or consolidation or business combination, it shall terminate on said date, unless it is assumed by another corporation.

          7.2 Options granted under the Plan shall become exercisable in full if and when any corporation, partnership, joint venture, person or a group acting together ("Acquiring Entity") for a similar purpose shall directly or indirectly acquire or announce an intent to directly or indirectly acquire control of the Company or any successor or assignee of the

     Company. For purposes of this Section 7, control shall mean the acquisition of, or the formation of a group whose members beneficially own Shares, which after giving effect thereto, shall permit the Acquiring Entity to vote 45% or more of the aggregate voting power, as measured by all Shares then outstanding, in the election of directors of the Company.

     8. AMENDMENT AND TERMINATION OF THE PLAN. The Company, by action of its Board of Directors or stockholders, may amend, modify, suspend, or terminate the Plan at any time; provided, however, that no action by the Board of Directors or stockholders may (a) impair an optionee's rights under any outstanding option without such optionee's consent, (b) increase the total number of shares as to which options may be granted (except increases attributable to the adjustments authorized by Paragraph 3 hereof), (c) reduce the price at which options may be granted, or (d) extend the expiration date of the Plan. No action may be taken by the Company (without the consent of the optionee) which will prevent the Incentive Stock Options issued under this Plan from being "Incentive Stock Options" under Section 422 of the Code.

     Moreover, no amendment without the approval of stockholders of the Company shall be made if stockholder approval under Section 422 of the Code or Rule 16b-3 of the Exchange Act would be required.

     9. GOVERNANCE BY RULE 16B-3. The Plan is intended to comply with the provisions of 16b-3 promulgated under the Exchange Act and shall be interpreted in a manner consistent therewith.

     10. EXPIRATION OF THE PLAN. Options may be granted under the Plan at any time through June 22, 2005, on which date the Plan shall expire unless sooner terminated by stockholder vote. No Plan termination shall affect any options then outstanding.

     11. GENERAL PROVISIONS. The Company may establish procedures whereby an optionee subject to the requirements of Rule 16b-3, Regulation T, of the Code, and other federal, state and local tax and securities laws, may exercise an option without making a direct payment of the option price to the Company; provided, however, that these cashless exercise procedures shall not apply to Incentive Stock Options which are outstanding on the date the Company establishes such procedures unless the application of such procedures to such options is permitted pursuant to the Code and the regulations thereunder, without affecting the options' qualification under Code Section 422 as Incentive Stock Options. If the Company elects to establish a cashless exercise program the Company shall determine administrative procedures and policies it deems appropriate and these procedures and policies shall be binding on any optionee wishing to use the cashless exercise program.

     Nothing contained in the Plan or in any option granted pursuant thereto shall confer upon any optionee any right to continue in the employ of the Company or any subsidiary of the Company, or limit or restrict any right of the Company or its subsidiaries to terminate the employment of the optionee at any time.

     No optionee shall have any of the rights of a stockholder with respect to any Shares subject to an option grant until certificates representing those Shares have been issued to the optionee.

     At the time of the exercise of any option, the Company may require, as a condition of the exercise of such option, the optionee to pay the Company an amount equal to the amount of tax the Company may be required to withhold with respect to the Shares.

     The Plan shall be governed by and construed in accordance with the laws of the State of Delaware.

     12. EFFECTIVENESS OF THE PLAN. The Plan shall be approved by the Board. The Plan shall thereafter be submitted to the Company's stockholders for approval and unless the Plan is approved by the affirmative votes of the holders of shares having a majority of the voting power of all shares represented at a meeting duly held in accordance with Delaware law within twelve (12) months after being approved by the Board, the Plan and all options granted under it shall be void and of no force and effect. The Plan shall become effective on June 22, 1995 at which time the Company's 1990 Stock Option Plan will terminate.

                                    SUDBURY, INC.

             THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                      ANNUAL MEETING -- SEPTEMBER 28, 1995

   P Jacques R. Sardas, Mark E. Brody and Mary C. Farrar, or any of them, each with power of substitution, are hereby appointed Proxies of
   R the undersigned to represent and to vote, as designated, all shares of Common Stock of Sudbury, Inc. held of record by the undersigned on
   O August 4, 1995, at the Annual Meeting of Stockholders to be held on September 28, 1995, or any adjournment thereof, upon such business as
   X may properly come before the meeting, including the items on the reverse side of this card as set forth in the Notice of 1995 Annual
   Y Meeting of Stockholders and the Proxy Statement. In their discretion the Proxies are authorized to vote upon such other business as may properly come before the meeting. IF NO DIRECTION IS MADE, THIS PROXY
         WILL BE VOTED FOR PROPOSALS 1, 2 AND 3.

        Election of Directors, Nominees:                                            (change of address)
                                                                            -------------------------------------
        Cloyd J. Abruzzo, Jerry A. Cooper, Preston Heller, Jr.,             -------------------------------------
        James A. Karman, David A. Preiser, Jacques R. Sardas and            -------------------------------------
        Thomas F. Slater.                                                   -------------------------------------
                                                                            (If you have written in the above
                                                                            space, please mark the corresponding
                                                                            box on the reverse side of this card.)

YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES BY MARKING THE APPROPRIATE BOXES, SEE REVERSE SIDE, BUT YOU NEED NOT MARK ANY BOXES IF
YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS. THE PROXIES CANNOT VOTE YOUR SHARES UNLESS YOU SIGN AND
RETURN THIS CARD.

                                                                                                   /   SEE REVERSE    /
                                                                                                   /       SIDE       /

  /  X  /   PLEASE MARK YOUR                                            SHARES IN YOUR NAME
            VOTES AS IN THIS
            EXAMPLE.


                     FOR               WITHHELD                                           FOR       AGAINST     ABSTAIN

1. Election of     /   /                /   /                2. Approval of the           /   /      /   /        /   /
   Directors                                                    Sudbury, Inc.
   (see reverse)                                                1995 Stock
                                                                Option Plan
For, except vote withheld from the following nominee(s):                                  FOR       AGAINST     ABSTAIN

_______________________________________________________      3.  Ratification of the      /   /      /   /        /   /
                                                                 appointment of Ernst &
                                                                 Young LLp as
                                                                 independent auditors
                                                                 of the Company

                                                                 SUDBURY, INC.'S BOARD OF
                                                                 DIRECTORS RECOMMENDS A VOTE
                                                                 FOR PROPOSALS 1, 2 AND 3.

                                                                 THE UNDERSIGNED HEREBY
                                                                 ACKNOWLEDGES RECEIPT OF A
                                                                 COPY OF THE ACCOMPANYING
                                                                 NOTICE OF ANNUAL MEETING AND
                                                                 PROXY STATEMENT AND HEREBY
                                        Change    /   /          REVOKES ANY PROXY OR PROXIES
                                          of                     PREVIOUSLY GIVEN:
                                        Address
                                                                 PLEASE MARK, SIGN, DATE AND
                                        Attend   /   /           RETURN THIS PROXY USING THE
                                        Meeting                  ENCLOSED ENVELOPE.


     SIGNATURE(S) _____________________________________________________________________   DATE  ________________

     SIGNATURE(S) _____________________________________________________________________   DATE  ________________
     NOTE: Please sign exactly as name appears hereon. Joint owners should both sign. When signing as attorney, executor, administrator, trustee or guardian, give your full title as such. In the case of a corporation, a duly authorized officer should sign on its behalf. If a partnership, please sign in partnership name by authorized person.
------------------------------------------------------------------------------------------------------------------------------------
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

                                    SUDBURY, INC.
V
           ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON SEPTEMBER 28, 1995
O
         INSTRUCTIONS FOR VOTING SHARES HELD BY NATIONAL CITY BANK, TRUSTEE
T
           UNDER THE SUDBURY SAVINGS AND PROFIT SHARING PLAN (THE "PLAN")
I
         As a participant and named fiduciary under the Plan, I hereby
N direct National City Bank, as Trustee, to vote the shares of Company common stock allocated to my Plan account and the shares of
G uninstructed Company common stock for which I have voting authority under the Plan in the manner hereinafter indicated at the Annual Meeting of Stockholders to be held on September 28, 1995, to elect directors and conduct other business of the Company.
C

A                  Election of Directors, Nominees:

R                  Cloyd J. Abruzzo, Jerry A. Cooper, Preston Heller, Jr.,

D                  James A. Karman, David A. Preiser, Jacques R. Sardas and

                   Thomas F. Slater.



    YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES BY MARKING THE
    APPROPRIATE BOXES, SEE REVERSE SIDE, BUT YOU NEED NOT MARK ANY BOXES IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS.

     /  X  /   PLEASE MARK YOUR                                            NUMBER OF SHARES
               VOTES AS IN THIS
               EXAMPLE.


                     FOR               WITHHELD                                                 FOR       AGAINST     ABSTAIN

1. Election of     /   /                /   /                    2. Approval of the            /   /      /   /        /   /
   Directors                                                        Sudbury, Inc.
   (see reverse)                                                    1995 Stock
                                                                    Option Plan
For, except vote withheld from the following nominee(s):
                                                                                                FOR       AGAINST     ABSTAIN

_______________________________________________________          3. Ratification of the       /   /     /   /         /   /
                                                                    appointment of Ernst &
                                                                    Young LLP as
                                                                    independent auditors
                                                                    of the Company

                                        Change    /   /             THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS
                                          of                        INSTRUCTED. UNINSTRUCTED SHARES WILL BE VOTED IN THE SAME
                                        Address                     MANNER AS THE INSTRUCTED SHARES UNLESS OTHERWISE NOTED
                                                                    BELOW.
                                        Attend   /   /
                                        Meeting


     SIGNATURE(S) _____________________________________________________________________   DATE  ________________

     SIGNATURE(S) _____________________________________________________________________   DATE  ________________
     NOTE: Please sign your name exactly as it appears above and return your proxy promptly in the enclosed envelope which requires no postage.
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